SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 28, 2005

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Item 8.01. Other Events.

On April 28, 2005, Lockheed Martin Corporation’s Board of Directors elected Robert J. Stevens as Chairman of the Board. Mr. Stevens assumes his new duties as Chairman, while retaining his position as President and Chief Executive Officer. Mr. Stevens succeeds Vance D. Coffman, who had previously announced his intention to retire as Chairman after the Corporation’s Annual Meeting of Stockholders on April 28, 2005. Norman R. Augustine also retired from the Board of Directors on that date.

In addition, effective as of April 28, 2005, the Board of Directors amended Sections 1.05, 2.08 and 2.11, and Sections 4.01 through 4.13 of the Corporation’s Bylaws. The amendments reflect the fact that the offices of Chairman, President and Chief Executive Officer are now held by the same person. A copy of the Corporation’s Bylaws, as amended and restated effective as of April 28, 2005, are provided as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.2	Lockheed Martin Corporation Amended and Restated Bylaws, effective as of April 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Associate General Counsel

May 3, 2005